NEWS
                                               Delta and Pine Land Company
                                               P.O. Box 157
                                               Scott, Mississippi 38772
-------------------------------------------------------------------------------

Contact:   Investors                           Media
           Tom Jagodinski                      Stephanie Pillersdorf/Keil Decker
           Delta and Pine Land Company         Citigate Sard Verbinnen
           (662) 742-4518                      (212) 687-8080


                       DELTA AND PINE LAND COMPANY REPORTS
                 THIRD QUARTER AND NINE-MONTH FINANCIAL RESULTS

o     Reports Increased Sales and Net Income for Quarter
o     Earnings Guidance Updated Due to Lower than Expected U.S. Cotton Plantings


      SCOTT, MS, July 9, 2004 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced financial results for the third fiscal quarter and nine months ended May 31, 2004.

      Third Quarter and Nine-Month Results
      Net income for the third quarter was $0.79 per diluted share compared to last year's third quarter net income of $0.72 per diluted share. Net income reflects a reduction of $0.05 per diluted share related to Monsanto/Pharmacia litigation expenses incurred during the third quarter, compared to a reduction of $0.04 per diluted share incurred in last year's third quarter. Prior year third quarter net income was further impacted by expenses related to a workforce reduction and a facility closing that reduced earnings per diluted share by $0.01.
      Net sales and licensing fees for the 2004 third quarter were $185.1 million compared to $168.9 million in the prior year quarter. The revenue increase was primarily due to an anticipated shift of domestic cottonseed sales into the third quarter from the second quarter. Soybean seed revenues also significantly increased in the current year quarter as compared to last year due to improved product offerings and an increase in soybean plantings. International sales were higher, primarily from export sales to Mexico and Colombia, and from a shift in sales to Greece from the second quarter to the third quarter. Operating expenses were essentially flat with last year while costs related to Monsanto/Pharmacia litigation increased. The costs associated with our investment in DeltaMax Cotton LLC, the Company's 50%-owned joint venture that is developing new traits for cotton, also increased.
      Net income for the 2004 nine-month period was $0.85 per diluted share compared to net income of $0.94 per diluted share for the same period last year. Net income reflects a reduction of $0.16 per diluted share related to Monsanto/Pharmacia litigation expenses incurred during the nine-month period ended May 31, 2004, compared to a reduction of $0.14 per diluted share recorded in the same period in 2003. Prior year net income was also affected by expenses related to two U.S. facility closings and workforce reductions at two foreign locations that reduced earnings per diluted share by $0.02.
      Net sales for the 2004 nine-month period were $287.2 million as compared to $282.1 million in the prior year period. This was due primarily to increased international revenues from in-country sales in Australia, Brazil and South Africa, and from export sales to Mexico and Colombia. Soybean seed sales were also significantly higher during the current year nine-month period. Operating expenses increased during the current year period due to higher research and development and selling expenses as well as an increase in professional fees.
      Tom Jagodinski, President and Chief Executive Officer, said, "Although cotton acreage for 2004 was less than originally expected due to increased plantings of soybeans caused by higher soybean commodity prices, we are pleased that many of our newer products were widely adopted by our farmer customers. We believe that we have the best product pipeline we have had in a number of years, and we expect to launch additional superior varieties in the years to come. We also remained focused on new trait development and we are incorporating those new traits into our most elite varieties. Our partner in the DeltaMax joint venture, Verdia, Inc., was recently acquired by DuPont, which brings potential for additional investment capital, strategic focus and critical mass to our trait development activities."

      Stock Repurchase Plan
      As of June 30, 2004, the Company has purchased 218,000 shares of its common stock at an aggregate purchase price of $5.0 million in the current fiscal year. The Company will continue to purchase its shares from time to time depending on market conditions and other factors.


      2004 Earnings Outlook
      Due to the reduction in U.S. cotton acreage versus the Company's original estimates of 14.5 million acres, the Company now expects to report earnings per diluted share in the range of $0.67 to $0.75 for the fiscal year ending August 31, 2004. This revised earnings estimate includes a reduction of $0.19 to $0.21 per diluted share from expenses related to the Monsanto/Pharmacia litigation. This new guidance is based on estimated overall U.S. cotton plantings of approximately 13.2 to 13.5 million acres and includes a reduction in acres planted in D&PL's key picker markets (primarily east of Texas) as compared to 2003 cotton plantings. The Company expects cotton acres in the High Plains of Texas to have increased over last year. In addition, this earnings estimate reflects lower technology fee rebates under crop loss and replant programs than was experienced in 2003. Crop loss and replant program rebates are generally finalized in the fourth quarter.

      Conference Call
      D&PL will hold a conference call with the investment community to review this announcement on Friday, July 9, 2004, at 11:00 a.m. ET/10:00 a.m. CT. The call can be accessed by dialing 888-270-8028 (International, 706-679-0236) and access code 8596320. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available for replay from 1:00 p.m. ET/12:00 p.m. CT on Friday, July 9, 2004, through midnight, Friday, July 16, 2004, by dialing 800-642-1687 (International, 706-645-9291) and entering reservation number: 8596320.

      About Delta and Pine Land Company
      Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's website at www.deltaandpine.com.
                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect to the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                            May 31,              May 31,
                                             2004                 2003
                                      -----------------   ------------------

NET SALES AND LICENSING FEES           $       185,119     $       168,936
COST OF SALES                                  120,564             111,095
                                      -----------------   ------------------
GROSS PROFIT                                    64,555              57,841
                                      -----------------   ------------------
OPERATING EXPENSES:
   Research and development                      4,465               4,152
   Selling                                       3,230               3,014
   General and administrative                    3,767               3,732
   Special charges                                   -                 462
                                      -----------------   ------------------
                                                11,462              11,360
                                      -----------------   ------------------
OPERATING INCOME                                53,093              46,481

INTEREST INCOME, NET                               262                 160
OTHER EXPENSE                                   (3,650)             (2,480)
EQUITY IN NET LOSS OF AFFILIATE                 (1,033)               (551)
MINORITY INTEREST IN LOSS
   OF SUBSIDIARIES                                  25                 522
                                      -----------------   ------------------

INCOME BEFORE INCOME TAXES                      48,697              44,132
INCOME TAX EXPENSE                              17,268              15,667
                                      -----------------   ------------------

NET INCOME                                      31,429              28,465

DIVIDENDS ON PREFERRED STOCK                      (128)                (64)
                                      -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES $        31,301     $        28,401
                                      =================   ==================

BASIC NET EARNINGS PER SHARE           $          0.82     $          0.75
                                      =================   ==================

NUMBER OF SHARES USED IN BASIC
    EARNINGS PER SHARE CALCULATIONS             38,311              38,049
                                      =================   ==================

DILUTED NET EARNINGS PER SHARE         $          0.79     $          0.72
                                      =================   ==================

NUMBER OF SHARES USED IN DILUTED
    EARNINGS PER SHARE CALCULATIONS             39,799              39,598
                                      =================   ==================

DIVIDENDS PER COMMON SHARE             $          0.12     $          0.06
                                      =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE NINE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                            May 31,              May 31,
                                             2004                 2003
                                      -----------------   ------------------

NET SALES AND LICENSING FEES           $       287,240     $       282,072
COST OF SALES                                  184,712             181,078
                                      -----------------   ------------------
GROSS PROFIT                                   102,528             100,994
                                      -----------------   ------------------
OPERATING EXPENSES:
   Research and development                     13,598              12,036
   Selling                                       9,181               8,235
   General and administrative                   13,041              12,095
   Special charges                                   -                 962
                                      -----------------   ------------------
                                                35,820              33,328
                                      -----------------   ------------------
OPERATING INCOME                                66,708              67,666

INTEREST INCOME, NET                               961                 742
OTHER EXPENSE                                   (9,973)             (8,498)
EQUITY IN NET LOSS OF AFFILIATE                 (2,767)             (1,492)
MINORITY INTEREST IN EARNINGS OF
   SUBSIDIARIES                                 (2,380)               (796)
                                      -----------------   ------------------

INCOME BEFORE INCOME TAXES                      52,549              57,622
INCOME TAX EXPENSE                              18,655              20,456
                                      -----------------   ------------------

NET INCOME                                      33,894              37,166

DIVIDENDS ON PREFERRED STOCK                      (363)               (181)
                                      -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES $        33,531     $        36,985
                                      =================   ==================

BASIC NET EARNINGS PER SHARE           $          0.88     $          0.97
                                      =================   ==================

NUMBER OF SHARES USED IN BASIC
    EARNINGS PER SHARE CALCULATIONS             38,183              38,115
                                      =================   ==================

DILUTED NET EARNINGS PER SHARE         $          0.85     $          0.94
                                      =================   ==================

NUMBER OF SHARES USED IN DILUTED
    EARNINGS PER SHARE CALCULATIONS             39,685              39,554
                                      =================   ==================

DIVIDENDS PER COMMON SHARE             $          0.34     $          0.17
                                      =================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                              May 31,            August 31,            May 31,
                                                                               2004                 2003                 2003
                                                                         ------------------   -----------------    -----------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                 $       148,651      $       143,285      $       116,385
Receivables, net                                                                  229,759              166,952              243,440
Inventories                                                                        30,469               32,231               34,204
Prepaid expenses                                                                      807                2,116                  634
Deferred income taxes                                                              10,755               10,677               11,225
                                                                         ------------------   -----------------    -----------------
    Total current assets                                                          420,441              355,261              405,888
PROPERTY, PLANT AND EQUIPMENT, NET                                                 61,205               64,441               61,427
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                           4,183                4,183                4,183
INTANGIBLES, net                                                                    5,350                5,470                5,489
INVESTMENT IN AFFILIATE                                                                 -                  328                  753
OTHER ASSETS                                                                        1,660                1,869                1,946
                                                                         ------------------   -----------------    -----------------
TOTAL ASSETS                                                              $       492,839      $       431,552      $       479,686
                                                                         ==================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable                                                             $             -      $            40      $            24
Accounts payable                                                                   12,574               17,966                9,119
Accrued expenses                                                                  209,432              176,150              208,209
Income taxes payable                                                               20,789                9,894               22,988
                                                                         ------------------   -----------------    -----------------
     Total current liabilities                                                    242,795              204,050              240,340
                                                                         ------------------   -----------------    -----------------
LONG-TERM DEBT                                                                          -                1,557                2,145
                                                                         ------------------   -----------------    -----------------
DEFERRED INCOME TAXES                                                               4,183                5,220                3,129
                                                                         ------------------   -----------------    -----------------
MINORITY INTEREST IN SUBSIDIARIES                                                   4,662                3,618                3,310
                                                                         ------------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized
   Series A Junior Participating Preferred, par value $0.10 per share;
          456,989 shares authorized; no shares issued or outstanding;                   -                    -                    -
   Series M Convertible Non-Voting Preferred, par value $0.l0 per share;
          1,066,667 shares authorized, issued and outstanding                         107                  107                  107
Common stock, par value $0.10 per share; 100,000,000 shares authorized;
          40,001,984, 39,525,116 and 39,474,723 shares issued;
          38,441,718, 38,107,850 and 38,094,557 shares outstanding                  4,000                3,953                3,947
Capital in excess of par value                                                     61,700               54,850               53,974
Retained earnings                                                                 210,129              189,610              202,888
Accumulated other comprehensive loss                                               (5,314)              (5,442)              (5,043)
Treasury stock, at cost; 1,560,266, 1,417,266 and 1,380,166 shares                (29,423)             (25,971)             (25,111)
                                                                         ------------------   -----------------    -----------------
TOTAL STOCKHOLDERS' EQUITY                                                        241,199              217,107              230,762
                                                                         ------------------   -----------------    -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $       492,839      $       431,552      $       479,686
                                                                         ==================   =================    =================


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE NINE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                              May 31,             May 31,
                                                                               2004                 2003
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                             $        33,894      $        37,166
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                6,228                5,739
       Loss (gain) on sale of assets                                                  220                  (28)
       Equity in net loss of affiliate                                              2,767                1,492
       Foreign exchange loss (gain)                                                   125                   (2)
       Minority interest in earnings of subsidiaries                                2,380                  796
       Change in deferred taxes                                                    (1,168)                   -
       Changes in assets and liabilities:
              Receivables                                                         (62,786)             (97,364)
              Inventories                                                           1,923                5,567
              Prepaid expenses                                                      1,294                1,539
              Intangibles and other assets                                             41                  126
              Accounts payable                                                     (5,506)              (7,420)
              Accrued expenses                                                     33,063               64,236
              Income taxes                                                         13,652               11,127
                                                                         ------------------   -----------------
              Net cash provided by operating activities                            26,127               22,974
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                              (3,101)              (3,302)
  Sale of investments and property                                                     64                   76
  Investment in affiliate                                                          (1,880)              (1,550)
                                                                         ------------------   -----------------
              Net cash used in investing activities                                (4,917)              (4,776)
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                        (277)              (2,095)
  Payments of long-term debt                                                       (1,607)                   -
  Dividends paid                                                                  (13,375)              (6,659)
  Proceeds from short-term debt                                                       245                  437
  Minority interest in dividends paid by subsidiary                                (1,336)                   -
  Payments to acquire treasury stock                                               (3,452)              (5,275)
  Proceeds from exercise of stock options                                           4,097                1,784
                                                                         ------------------   -----------------
              Net cash used in financing activities                               (15,705)             (11,808)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                           (139)                 904

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           5,366                7,294
CASH AND CASH EQUIVALENTS, August 31                                              143,285              109,091
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, May 31                                         $       148,651      $       116,385
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the nine months for:
      Interest, net of capitalized interest                               $            10      $            50
      Income taxes                                                        $         5,600      $         9,200

   Noncash financing activities:
      Tax benefit of stock option exercises                               $         2,800      $           600

